UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 2, 2007

__________

Z TRIM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Illinois	000-27841	22-3768777
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

1011 Campus Drive Mundelein, IL 60060 (Address of principal executive offices)		60060 (Zip code)

Registrant’s telephone number, including area code: (847) 549-6002

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                     Notice of Failure to Satisfy a Continued Listing Rule.

On November 2, 2007, the American Stock Exchange (“Amex”) notified Z Trim Holdings, Inc. (the “Company”) that it accepted the Company’s plan of compliance and is allowing the Company until December 17, 2007 to regain compliance with Amex’ continued listing standards.  The Company had previously disclosed that on August 17, 2007 the Company received a deficiency letter pursuant to Section 1009 of the Amex Company Guide notifying the Company that it was not in compliance with certain of Amex’ continued listing standards.

While the Company continues to be non-compliant with Amex’ continued listing standards, Amex’ acceptance of the Company’s plan is based on a determination that the Company has demonstrated an ability to regain compliance with the continued listing standards by the end of the plan period (December 17, 2007).  The Company will be subject to periodic review by Amex regarding its compliance plan and is required to provide Amex with periodic updates in no hard return connection with the compliance plan. Failure to make progress consistent with the compliance plan or to regain compliance with the continued listing standards by December 17, 2007 will likely result in Amex initiating delisting proceedings with respect to the Company's common stock.

Item 7.01                      Regulation FD Disclosure

On November 5, 2007 the Company issued a press release reporting its receipt of the Amex acceptance letter.  A copy of the press release is attached hereto as Exhibit 99.

Item 9.01.                     Financial Statements and Exhibits.

(d)           Exhibits.

No.	Description

99	Press Release dated November 5, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Z TRIM HOLDINGS, INC

November 5, 2007	By:	/s/ Steve Cohen
Steve Cohen
President

INDEX TO EXHIBITS

No.	Description

99	Press Release dated November 5, 2007

4